UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June, 2011

Commission File Number 000-29661

UTStarcom Holdings Corp.

(Translation of registrant’s name into English)

52-2 Building, BDA International Enterprise Avenue
No. 2 Jingyuan North Street
Daxing District

Beijing, 100176
People’s Republic of China

 (Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

At 4:30 p.m., Eastern Standard time, on June 24, 2011, UTStarcom, Inc., a Delaware corporation (“UTStarcom”), completed a corporate reorganization (the “Reorganization”), resulting in UTStarcom Holdings Corp., an exempted company incorporated under the laws of the Cayman Islands (“UTS Holdings”), becoming the publicly held parent company of UTStarcom and UTStarcom becoming a wholly-owned subsidiary of UTS Holdings, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 25, 2011 by and among UTStarcom, UTS Holdings and UTSI Mergeco Inc. (the “Merger Agreement”).  The Merger Agreement was approved by the stockholders of UTStarcom at an annual meeting of stockholders held on June 24, 2011.  The Merger Agreement was filed with UTS Holdings’ Registration Statement on Form F-4 filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2011 (the “Registration Statement”) and UTS Holdings’s prospectus filed with the SEC on May 25, 2011 (the “Prospectus”).  On June 24, 2011, UTS Holdings and UTStarcom issued a press release announcing the completion of the Reorganization.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Prior to the Reorganization, shares of UTStarcom common stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NASDAQ Global Select Market under the symbol “UTSI.”  As a result of the Reorganization, each issued and outstanding share of UTStarcom common stock was converted into the right to receive one UTS Holdings ordinary share, which shares were issued by UTS Holdings as part of the merger.  Accordingly, UTS Holdings requested that the NASDAQ Stock Market file with the SEC a Form 25 to remove the shares of UTStarcom common stock from listing on the NASDAQ Global Select Market.  UTStarcom expects to file a Form 15 with the SEC to terminate the registration of the shares of UTStarcom common stock and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

This report is being filed for the purpose of establishing UTS Holdings as the successor issuer pursuant to Rule 12g-3 under the Exchange Act.  Pursuant to Rule 12g-3(a) under the Exchange Act, the ordinary shares of UTS Holdings, as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.  The UTS Holdings ordinary shares were approved for listing on the NASDAQ Global Select Market and will begin trading under the symbol “UTSI,” the same symbol under which the shares of UTStarcom common stock previously traded, on June 27, 2011.

As of June 24, 2011, each of the directors and officers of UTStarcom immediately prior to the Reorganization had been appointed to the same position(s) with UTS Holdings, with the directors to serve until the earlier of the next meeting of the UTS Holdings shareholders at which an election of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

In connection with the completion of the Reorganization, all directors and executive officers of UTS Holdings have or will enter into indemnification agreements with UTS Holdings that provide for indemnification and expense advancement and include related provisions intended to facilitate the indemnitee’s receipt of such benefits. A form of the indemnification agreement was filed with the Registration Statement and Prospectus and is incorporated herein by reference.

As part of the Reorganization, UTS Holdings assumed all of UTStarcom’s rights and obligations under UTStarcom’s 1997 Stock Plan, 2001 Director Option Plan, 2003 Nonstatutory Stock Option Plan and 2006 Equity Incentive Plan, Advanced Communications Devices Corporation Incentive Program, UTStarcom’s Executive Involuntary Termination Severance Pay Plan, Vice President Change in Control and Involuntary Termination Severance Pay Plan and involuntary termination severance agreements with its executive employees.

As of June 24, 2011, in connection with and effective upon completion of the Reorganization, the rights of shareholders of UTS Holdings will be governed by its memorandum and articles of association.

DESCRIPTION OF SHARE CAPITAL OF UTS HOLDINGS

The following description of the material terms of UTS Holdings’ shares includes a summary of specified provisions of the memorandum of association and articles of association of UTS Holdings. This description is qualified by reference to the memorandum of association and articles of association of UTS Holdings, which were filed with the Registration Statement and Prospectus and are incorporated by reference into this report.  You are encouraged to read the relevant provisions of Cayman Islands law as they relate to the following summary.

Authorized Share Capital

UTS Holdings is authorized to issue 750,000,000 ordinary shares of a nominal or par value of US$0.00125 each and 5,000,000 preference shares of a nominal or par value of US$0.00125 each. The ordinary shares and preference shares may be issued from time to time at the discretion of its Board of Directors without shareholder approval. The Board of Directors of UTS Holdings is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper. UTS Holdings has no immediate plans to issue any preference shares.

As of the close of business on April 25, 2011, UTS Holdings had one ordinary share outstanding and no preference shares outstanding. Upon completion of the merger, UTS Holdings issued approximately 156,129,775 ordinary shares in the merger and the one ordinary share outstanding prior to the merger was repurchased.

The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class.  Please also see the sections entitled “Changes to Rights of a Class or Series’’ and “Voting’’ below.

Register of Members

Under Cayman Islands law, a share in a Cayman Islands company is duly issued only when the name of the shareholder is entered in the register of members of a company, and the register of members is by statute regarded as prima facie evidence of the shareholders of a company. A person becomes a shareholder of a Cayman Islands company, and is therefore able to benefit from the rights attaching to such shares, only on the date that such person is entered on the register of members.

Upon completion of the merger, UTS Holdings will immediately update the register of members to record and give effect to the issue of shares by UTS Holdings to UTStarcom stockholders. Once the register of members of UTS Holdings has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. No consents or approvals are required by Cayman Islands law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with updating the register of members of UTS Holdings.

Voting

Holders of UTS Holdings ordinary shares are entitled to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. UTS Holdings’ ordinary shareholders have no cumulative voting rights. UTS Holdings’ Board of Directors consists of three classes of directors, with each class of directors elected for three-year terms and one class coming up for election by the shareholders each year. UTS Holdings’ shareholders take action by a majority of votes cast, unless otherwise provided by the Companies Law or UTS Holdings’ memorandum of association or articles of association.

Under the Companies Law, some matters, such as changing UTS Holdings’ name, altering or adding to UTS Holdings’ memorandum of association or articles of association or reducing UTS Holdings’s share capital and any capital redemption reserve require the approval of shareholders by a special resolution. A special resolution is a resolution that is either (a) passed by a majority of not less than two-thirds of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (b) that is signed by all the shareholders entitled to vote on that resolution.

Changes to Rights of a Class or Series

Under UTS Holdings’ articles of association, if at any time UTS Holdings’ share capital is divided into different classes of shares, the rights attaching to any class may only be changed by a consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of at least a majority of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. At such a separate general meeting, the quorum shall be at least one person holding or representing by proxy a majority of the issued shares of the class. Any holder of shares of the class present in person or by proxy at such meeting may demand a poll.

Quorum for General Meetings

No business of UTS Holdings can be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum of shareholders is present at a meeting of UTS Holdings shareholders regardless of the number of persons actually present at the meeting if the holders of a majority of all voting share capital of UTStarcom in issue and entitled to vote at the meeting are present in person or represented by proxy.

Special Meetings of Stockholders/Shareholders

An extraordinary general meeting of UTS Holdings may be called only by the board of directors, the chairperson of the board, the president, or one or more shareholders in the aggregate entitled to cast not less than 50% the votes at the meeting.

Dividend Rights

Subject to the preferences, limitations and relative rights of holders of UTS Holdings’ preference shares, UTS Holdings’ Board of Directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of UTS Holdings’ lawfully available funds.  For information regarding UTS Holdings’ expected future dividend payments, please see the section entitled ‘‘Market for UTStarcom’ Common Stock; Dividends—Dividends” in the Registration Statement and Prospectus.

Rights Upon Liquidation

Upon the winding up of UTS Holdings, after creditors of the corporation have been paid in full, the assets shall be distributed to, or the losses shall be borne by the shareholders of UTS Holdings in proportion to the par value of the shares held by them at the commencement of the winding up (up to the amount paid in shares by each shareholder, respectively).

No Liability for Further Calls or Assessments

The UTS Holdings ordinary shares to be issued in the merger will be duly and validly issued, fully paid and non-assessable.

No Preemptive Rights

UTS Holdings shareholders have no preemptive rights to subscribe for or purchase any additional securities issued by UTS Holdings.

Redemption of Ordinary Shares

UTS Holdings may (i) issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of UTS Holdings or the shareholder on such terms and in such manner as the Board of Directors of UTS Holdings may, before the issue of the shares, determine and Cayman Islands law; (ii) purchase its own shares, including any redeemable shares, in accordance with the articles of association; or (iii) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

Restrictions on Transfer

UTS Holdings’ share register is determinative of membership in UTS Holdings. A written instrument of transfer is required under the Companies Law in order to register on UTS Holdings’ register of members any transfer of shares. The articles of association of UTS Holdings further provide that such written instrument of transfer shall be executed by both the transferee and the transferor of the shares. The articles of association of UTS Holdings also provide that the Board of Directors of UTS Holdings may also decline to register any transfer of shares unless: (a) a fee of such amount the Board of Directors of UTS Holdings may determine to be payable is paid to UTS Holdings; (b) the instrument of transfer is in respect of only one class of share; (c) the instrument of transfer is lodged with UTS Holdings along with the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and (d) the instrument of transfer is properly signed.

Transfer Agent

The transfer agent and registrar for UTS Holdings’s ordinary shares is Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UTSTARCOM HOLDINGS CORP.

Date:	June 24, 2011	By:	/s/ EDMOND CHENG
Name: Edmond Cheng
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled UTStarcom, Inc. and UTStarcom Holdings Corp. Complete Reorganization Merger, dated June 25, 2011